CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Colonial California Tax-Exempt Fund, Colonial Connecticut Tax-Exempt Fund, Colonial Florida Tax-Exempt Fund, Colonial Massachusetts
Tax-Exempt Fund and Colonial Michigan Tax-Exempt Fund (five of the funds comprising Liberty Funds Trust V) in the Colonial State Funds Prospectus and "Independent Accountants/Auditors" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 26 to the Registration Statement (Form N-1A, No. 33-12109) of our reports dated March 13, 2000 on the financial statements and financial highlights of Colonial California Tax-Exempt Fund, Colonial Connecticut Tax-Exempt Fund, Colonial Florida Tax-Exempt Fund, Colonial Massachusetts Tax-Exempt Fund and Colonial Michigan Tax-Exempt Fund.


                                                           ERNST & YOUNG LLP


Boston, Massachusetts
May 24, 2000